UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 28, 2015 (October 23, 2015)

BANCORPSOUTH, INC.

(Exact name of registrant as specified in its charter)

Mississippi	1-12991	64-0659571
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Mississippi Plaza 201 South Spring Street Tupelo, Mississippi	38804
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (662) 680-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 26, 2015, BancorpSouth, Inc. (the “Company”) announced the election of Thomas R. Stanton to the Board of Directors of the Company and the Board of Directors of BancorpSouth Bank (the “Bank”). Mr. Stanton was elected to these boards effective as of October 28, 2015 and will serve as a director of the Company until its 2016 annual meeting of shareholders, at which time the Company expects that Mr. Stanton will be nominated for a full term.

Mr. Stanton is currently the Chairman of the Board of Directors and Chief Executive Officer of ADTRAN, Inc., a publicly-traded company headquartered in Huntsville, Alabama. Mr. Stanton assumed the role of Chief Executive Officer of ADTRAN, Inc. in 2005 and Chairman of the Board in 2007. Prior to joining ADTRAN, Inc., he served as an executive for Transcrypt International and held several senior management positions with the E. F. Johnson Company. Mr. Stanton served as Chairman of the Federal Reserve Bank of Atlanta’s Birmingham Branch from January, 2013 until December, 2014. In addition, Mr. Stanton has served on the Board of Directors for a number of technology companies, the Chamber of Commerce of Huntsville/Madison County, and as Chairman for the Telecommunications Industry Association (TIA). He is also a Board member for the Economic Development Partnership of Alabama (EDPA). Mr. Stanton holds a Bachelor of Science degree in Computer Engineering from Auburn University.

As of the date of this Current Report on Form 8-K (“Current Report”), Mr. Stanton has not been appointed to any standing committees of the Board of Directors of the Company or the Bank. It is expected that Mr. Stanton will be appointed to one or more standing committees of the Boards of Directors of the Company and the Bank prior to the Company’s 2016 annual meeting of shareholders, although the specific committee(s) to which Mr. Stanton will be appointed have not been determined as of the date of this Current Report.

As of the date of this Current Report, as a non-employee director, Mr. Stanton is expected to receive (i) an annual retainer of $50,000 for serving on the Boards of Directors of the Company and the Bank, with such retainer being prorated in respect of the effective date of his election, (ii) reimbursement for necessary travel expenses and (iii) coverage under the Company’s group life insurance plan in an amount of $15,000. In addition, if appointed to one or more standing committees of the Boards of Directors of the Company and the Bank, Mr. Stanton will also receive the annual retainer(s) paid to non-employee directors serving on such committee(s).

Section 7 - Regulation FD

Item 7.01 Regulation FD Disclosure.

A copy of the press release announcing Mr. Stanton’s election is furnished as Exhibit 99.1 to this Current Report.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 99.1         News Release issued on October 26, 2015 by BancorpSouth, Inc.

Forward Looking Statements

Certain statements contained in this Current Report may not be based upon historical facts and are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by their reference to a future period or periods or by the use of forward-looking terminology such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “foresee,” “intend,” “may,” “might,” “plan,” “will,” or “would” or future or conditional verb tenses and variations or negatives of such terms. These forward-looking statements include, without limitation, those statements relating to the appointment of Mr. Stanton to one or more standing committees of the Boards of Directors of the Company and the Bank and the compensation to be paid to Mr. Stanton for serving on the Boards of Directors of the Company and the Bank.

The Company cautions readers not to place undue reliance on the forward-looking statements contained in this Current Report, in that actual results could differ materially from those indicated in such forward-looking statements as a result of a variety of factors. Forward-looking statements speak only as of the date that they were made, and, except as required by law, the Company does not undertake any obligation to update or revise forward-looking statements to reflect events or circumstances that occur after the date of this Current Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANCORPSOUTH, INC.

By:	/s/ Cathy S. Freeman
Cathy S. Freeman
Senior Executive Vice President and
Chief Administrative Officer

Date: October 28, 2015

EXHIBIT INDEX

Exhibit Number	Description

99.1	News Release issued on October 26, 2015 by BancorpSouth, Inc.